Exhibit 4.2

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH

IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”)
AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR &
TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

SUBSCRIPTION RIGHTS CERTIFICATE NO.	NUMBER OF RIGHTS
[•]	[•]

FIRST FEDERAL BANCSHARES OF
ARKANSAS, INC.

HARRISON, ARKANSAS

Incorporated under the laws of the State of Texas
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Rights to Purchase Shares of Common Stock (the “Rights”)
Subscription Price: $3.00 per Full Share
VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase three (3) shares of common stock, $0.01 par value per share (“Common Stock”), of First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this Subscription Rights Certificate included in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly and properly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of Texas.

Dated: [•] [•], 2011

COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

[CORPORATE SEAL]

Larry J. Brandt, President/CEO	Tommy W. Richardson, Corporate Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail, Hand or Overnight Courier:

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Attention:  Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery.  Delivery by facsimile will not constitute valid delivery.

EXERCISE FORM.  PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Basic Subscription Right

I exercise	rights x	3.00	=
(no. of your rights)		(ratio)		(total no. of your new shares)

Therefore, I apply for	x	$ 3.00	= $
(no. of new shares)		(sub. price)		(Basic Subscription amount enclosed)

Oversubscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Oversubscription Privilege.  If sufficient shares of Common Stock are available, the Company will seek to honor the Oversubscription requests in full.

The maximum number of unsubscribed shares:

2,908,071	-		=	shares
(total offered shares)		(total no. of new shares)		(maximum unsubscribed shares)

Therefore, I apply for:

	x	$ 3.00	=	shares
(no. of oversubscription shares applied for)		(sub. price)		(Oversubscription Privilege amount enclosed)

Total Amount Enclosed: $
(Sum of Basic Subscription and Oversubscription Amounts)

•                  An uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.

•                  Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent.

TO SUBSCRIBE:  I acknowledge that I have received the Prospectus for this rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.  I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise legal remedies against me.

Signature(s) of Subscriber(s)

☐ Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate.

☐ Indicate, by initialing in the provided blank, that you certify that, after giving effect to your participation in the rights offering, and taking into account your holdings within and outside the 401(k) Plan and the holdings of you and your affiliates, you will not exceed the overall beneficial ownership limitation described in the Prospectus of the Company’s outstanding Common Stock (or 19,302,690 shares of Common Stock outstanding assuming that all of the shares available in the rights offering are purchased by Rights holders or by the backstop purchaser).

IMPORTANT:  THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  See the instructions.

Name(s):
Capacity (Full Title):
Taxpayer ID# or Social Security#:

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the account statement representing the Common Stock is to be issued in a name other than that of the registered holder.  (See the Instructions.)  DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b) To be completed ONLY if the account statement representing the Common Stock is to be sent to an address other than that shown on the front of this certificate.

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

Requests for certificates may be made only after having received an account statement from the Subscription Agent.

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.  These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:
(Name of Bank or Firm)

By:
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED CHECK DRAWN UPON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY.  IF YOU FAIL TO PROPERLY COMPLETE THIS SUBSCRIPTION RIGHTS CERTIFICATE, THE COMPANY OR THE SUBSCRIPTION AGENT HAS THE SOLE DISCRETION TO DETERMINE WHETHER YOUR SUBSCRIPTION EXERCISE PROPERLY COMPLIES WITH THE SUBSCRIPTION PROCEDURES.